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                                                                     Exhibit 5.1

                               Miller Thomson LLP
                             Barristers & Solicitors
                              1000-840 Howe Street
                                 Vancouver, B.C.
                                 (604) 643-1206


                                                                  April 14, 2003



Stratabase Inc.
101 - 34595 3rd Avenue
Abbotsford, B.C.
V2S.8B7


Dear Sirs:


                  Re:     Registration Statement on Form S-4
                  ------------------------------------------

          We are counsel to Stratabase Inc. ("Stratabase "), a corporation to be incorporated under the Canada Business Corporations Act, and have assisted in the preparation of the Registration Statement of Stratabase Nevada on Form S-4 (the "Registration Statement") filed in connection with the continuance of such corporation from Nevada to Canada.


          In rendering this opinion we have assumed that all of the issued and outstanding shares (the "Shares") of Stratabase, the Nevada company ("Stratabase Nevada") have been validly issued and fully paid and non-assessable under the laws of the State of Nevada.

          Based upon and subject to the foregoing, we are of the opinion that upon the effective date of the continuance, each issued and outstanding share of Stratabase Nevada shall automatically, without any action on the part of Stratabase or a stockholder, become one issued and outstanding share of Stratabase.

          This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.


                                                     Yours truly,

                                                     /s/ Miller Thomson LLP


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